Exhibit 10.2

SOUTH CAROLINA BANK & TRUST

Non-Employee Directors Deferred Income Plan

As Amended and Restated

Effective As Of

January 1, 2005

(A Plan of Nonqualified Deferred Compensation)

SOUTH CAROLINA BANK AND TRUST
NON-EMPLOYEE DIRECTORS DEFERRED
INCOME PLAN
AS AMENDED AND RESTATED

PREAMBLE

Whereas, South Carolina Bank and Trust (the "Bank"), adopted the South Carolina Bank and Trust Non-Employee Directors Deferred Income Plan (the "Plan") effective January 1, 2005; and

Whereas, the Bank reserved the right pursuant to Section VII of the Plan to amend the Plan as required by law; and

Whereas, it is necessary to amend the Plan to conform to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, ("I.R.C.") as enacted by the American Jobs Creation Act of 2004.

Now, therefore, the Bank hereby amends and restates the Plan, effective as of January 1, 2005.

SECTION I - INTRODUCTION

Effective January 1, 2005, the "Bank hereby amends and restates the Plan for members of its Board of Directors ("Board"), who are not employees of the Bank or an Affiliate ("Non-Employee Directors"). The Plan is intended to comply in form and operation with the requirements of Section 409A of the I.R.C., and shall be construed and administered accordingly at all times.

SECTION II - DEFINITIONS

(a)  “Account” shall mean the interest of a Participant in the Plan as represented by the bookkeeping entries kept by the Bank for each Participant. Each Participant’s interest may be divided into one or more separate accounts or sub-accounts. The Account reflects the contributions made, gains, losses, income and expenses allocated thereto, as well as, distributions or any other withdrawals. The existence of an account or bookkeeping entries for a Participant (or his Designated Beneficiary) does not create, suggest or imply that a Participant, Designated Beneficiary, or other person claiming through them under the Plan, has a beneficial interest in any assets of the Employer.

(b)  “Affiliate” shall mean partnership, corporation, company, joint venture or other business entity, in which the Bank has a direct or indirect ownership interest of more than fifty percent (50%), or the Bank is owned by an entity that has an ownership interest in such other entity of more than fifty percent (50%).

(c)  “Bank” shall mean South Carolina Bank & Trust.

(d)  “Board” shall mean the Bank’s Board of Directors.

(e)  “Committee” shall mean the compensation committee of the Board.

(f)  “Deemed Crediting Option” shall mean the options made available to Plan Participants by the Bank for the purposes of determining the proper crediting of gains and losses, and income and expenses to each Participant’s Account, subject to procedures and requirements established by the Plan Administrator. A Participant may reallocate his Account among such Deemed Crediting Options periodically at such frequency and upon such terms as the Plan Administrator may determine from time to time. The Bank reserves the right in its sole and exclusive discretion to substitute, eliminate and otherwise change the options made available to Plan Participants, as well as the right to establish rules and procedures for the selection and offering of the Deemed Crediting Option.

(g)  “Deemed Crediting Option Election Form” shall mean the written agreement of a Participant in which the Deemed Crediting Option is exercised. The Deemed Crediting Option Election Form shall be in such form or forms as may be prescribed by the Plan Administrator, filed with the Bank, according to procedures and at such times as established by the Plan Administrator.

(h)  "Designated Beneficiary" or "Beneficiary" shall mean the person, persons or trust specifically named to be a direct or contingent recipient of all or a portion of a Participant's benefits under the Plan in the event the Participant's death prior to the distribution of his full balance in his Account. Such designation of a recipient or recipients may be made and amended, at the Participant's discretion, on the Designated Beneficiary Form and according to the procedures established by the Plan Administrator. No beneficiary designation or change of Beneficiary shall become effective until received and acknowledged by the Employer. In the event a Participant does not have a beneficiary properly designated, the beneficiary under the Plan shall be the Participant's estate.

(i)  “Designated Beneficiary Form” shall mean the written agreement of a Participant in which the Participant elects the Designated Beneficiary. In the event that the Participant designates someone other than their spouse as Beneficiary for at least fifty percent (50%) of his benefits under the Plan, the signature of such spouse is required on this form. The Designated Beneficiary Form shall be in such form or forms as may be prescribed by the Plan Administrator, filed with the Bank, according to procedures and at such times as established by the Plan Administrator.

(j)  “Distribution Election Form” shall mean the written agreement of a Participant in which the Participant elects the manner in which distributions will be made from the Account. The Distribution Election Form shall be in such form or forms as may be prescribed by the Plan Administrator, filed with the Bank, according to procedures and at such times as established by the Plan Administrator.

(k)  “Deferral Election Form” shall mean that written agreement of a Participant. The Deferral Election Form shall be in such form or forms as may be prescribed by the Plan Administrator, filed with the Bank, according to procedures and at such times as established by the Plan Administrator. Among other information the Plan Administrator may require of the Participant for proper administration of the Plan, such agreement shall establish the Participant’s election to defer Retainers and Meeting Fees for a Plan Year under the Plan and the amount of the deferral into the Plan for the Plan Year.

(l)  “In-Service Distribution” shall mean a distribution to a Participant prior to Separation from Service.

(m)  “Meeting Fees” shall mean Board or Board committee meeting fees payable to a Non-Employee Director in cash.

(n)  “Non-Employee Directors” shall mean members of the Board of the Bank who are not employees of the Bank or an Affiliate.

(o)  “Participant” shall mean a person who (1) is a Non-Employee Director; (2) is subject to United States income tax laws; and (3) elects to participate in the Plan.

(p)  “Plan” shall mean South Carolina Bank & Trust Non-Employee Directors Deferred Income Plan as amended and restated.

(q)  “Plan Year” shall mean the twelve (12) consecutive month period constituting a calendar year, beginning on January 1 and ending on December 31. However, in any partial year of the Plan that does not begin on January 1, “Plan Year” shall also mean the remaining partial year ending on December 31. If the Plan is terminated, such Plan Year shall begin on January 1 and end on the date of termination.

(r)  “Plan Administrator” shall mean the one or more employees of the Bank as so designated by the Committee that have general operation and administration duties of the Plan.

(s)  “Retainers” shall mean any retainer payable in cash for service as a Non-Employee Director, including any such retainer for service as chairman of the Board or as a chair or member of a Board committee.

(t)  “Separation of Service” shall mean ceasing to perform any type of service for the Bank or an Affiliate, when the Bank and all Affiliates, as well as, the Participant do not contemplate or anticipate any future service by the Participant for the Bank or any Affiliate.

(u)  “Unforeseeable Emergency” shall mean a severe financial hardship of the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the I.R.C.) of the Participant, loss of the Participant's property due to casualty or other similar, extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, or as otherwise defined under the Treasury Regulations issues pursuant to Section 409A of the I.R.C. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, as determined by the Plan Administrator in its discretion, but in any case payment may not be made, to the extent that such hardship is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan.

SECTION III - PLAN PARTICIPANTS

Each Non-Employee Director shall become a Participant under the Plan by filing the written Deferral Election Form as described in Section IV below with the Plan Administrator. Such Deferral Election Form will designate the amount of deferral of income with respect to the Retainers and Meeting Fees payable to the Non-Employee Director for his services as a member of the Board.

SECTION IV - DEFERRAL ELECTIONS

(a) Each Participant may elect to defer receipt of some or all of his Retainer and Meeting Fee and have the cash value of such Retainer and Meeting Fee credited to the Account established for him under the Plan.

(b) Each election with respect to a Retainer and Meeting Fee for a Plan Year shall be set forth on a Deferral Election Form provided by the Plan Administrator.

(c)   A Deferral Election Form effective for a Plan Year shall be delivered to the Plan Administrator prior to the first day of such Plan Year. The election shall remain in effect for subsequent Plan Years until a revised Deferral Election Form is delivered to the Plan Administrator before the first day of the Plan Year in which the revision is to become effective. Except as provided in paragraph (d) below, an initial Deferral Election Form or a revised Deferral Election Form shall apply only to a Retainer or Meeting Fee otherwise earned by a Participant after the end of the Plan Year in which such initial or revised Deferral Election Form is delivered to the Plan Administrator. Any Deferral Election Form delivered by a Participant shall be irrevocable with respect to any Retainer or Meeting Fee covered by the elections set forth therein. If a Deferral Election Form is not in effect for a Non-Employee Director for a Plan Year, he shall be deemed to have elected not to defer his Retainer or Meeting Fees for such Plan Year.

(d) Notwithstanding the preceding provisions of this Section, an election made by a Participant in the Plan Year in which he first becomes eligible to participate in the Plan, may be made pursuant to a Deferral Election Form delivered to the Plan Administrator within 30 days after the date on which he initially becomes eligible to participate in the Plan, and such Deferral Election Form shall be effective with respect to Retainers and Meeting Fees earned after the date such Deferral Election Form is delivered to the Plan Administrator. If the Deferral Election Form for such Participant is not delivered within the 30 day window, such election will be effective after the end of the Plan Year in which such Deferral Election Form was delivered to the Plan Administrator.

SECTION V - PARTICIPANT ACCOUNTS

(a) A Retainer or a Meeting Fee deferred by a Participant shall be credited to the Participant's Account as of the date it would otherwise have been paid.

(b) Each Account shall be maintained on the books of the Bank until full payment of the balance thereof has been made to the applicable Participant (or the beneficiaries of a deceased Participant). No funds shall be set aside or earmarked for any Account, which shall be purely a bookkeeping device.

(c) From time to time the Plan Administrator will provide Participants with a portfolio of two or more Deemed Crediting Options under the Plan. A Participant shall designate in his Deemed Crediting Option Election Form the Deemed Crediting Option(s) by which gains and losses will be credited to his Account. A Participant may change the allocation among Deemed Crediting Options for his Account by written direction filed with the Plan Administrator in accordance with policies and procedures established by the Plan Administrator from time to time.

SECTION VI - DISTRIBUTION OF ACCOUNTS

(a)  Unless otherwise elected by the Participant under paragraph (b) below, the entire balance of a Participant’s Account will be distributed to him in a lump sum six months and one day following his Separation of Service.

(b)  In his Distribution Election Form, a Participant may elect to receive an In-Service Distribution, payable on a specified date in a lump sum from his Account, of amounts deferred during a Plan Year as soon as three (3) years after the Plan Year for which the amounts were deferred. An In-Service Distribution shall also include earnings or losses attributable to such deferrals based upon the Deemed Crediting Options elected by the Participant for such Plan Year.

(c)  If a Participant's service on the Board shall terminate by reason of his death, or if he shall die after becoming entitled to distribution hereunder but prior to receipt of his distribution, his Account shall be distributed to such beneficiary or beneficiaries as such Participant shall have designated on the Designated Beneficiary Form last filed with the Plan Administrator prior to his death, or in the absence of such designation or of any living beneficiary, to the personal representative of his estate.

(d)  In the written discretion of the Plan Administrator, and at the written request of a Participant, up to 100% of the balance of his Account, determined as of the last day of the calendar month prior to the date of distribution, may be distributed to a Participant in a lump sum in the case of an Unforeseeable Emergency. Withdrawal of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably needed to satisfy the Unforeseeable Emergency.

(e) In the event of termination of the Plan, the entire balance of a Participant’s Account will be distributed to him six months and one day following the Board's resolution terminating the Plan.

(f) Any Distribution Election Form changing the distribution of a Participant shall be delivered to the Plan Administrator prior to the first day of such Plan Year for which it is to be effective. Notwithstanding the preceding sentence, an election made by a Participant in the Plan Year in which he first becomes eligible to participate in the Plan must be made pursuant to the Distribution Election Form delivered to the Plan Administrator within 30 days after the date on which he initially becomes eligible to participate in the Plan, and such Distribution Election Form shall be effective after the date such Deferral Election Form is delivered to the Plan Administrator. If the Distribution Election Form for such Participant is not delivered within the 30 day window, such election will be effective after the end of the Plan Year in which such Distribution Election Form was delivered to the Plan Administrator. Any election pursuant to a Distribution Election Form shall remain in effect for subsequent Plan Years until a revised Distribution Election Form is delivered to the Plan Administrator, also before the first day of the Plan Year in which the revision is to become effective. If there has been a change in the distribution for a Participant, separate sub-accounts must be maintained to track the applicable Account balance with the different distribution dates.

SECTION VII - ADMINISTRATION OF THE PLAN

(a)  The Plan Administrator shall be responsible for the general operation and administration of the Plan, and shall have such powers as are necessary to discharge its duties under the Plan, including, without limitation, the following:

(i)  With the advice of the general counsel of the Bank, to construe and interpret the Plan, to decide all questions of eligibility, to determine the amount, manner and time of payment of any benefits hereunder, to prescribe rules and procedures to be followed by Participants and their beneficiaries under the Plan, and to otherwise carry out the purposes of the Plan; and

(ii)  To appoint or employ individuals to assist in the administration of the Plan and any other agents deemed advisable. The decisions of the Plan Administrator shall be binding and conclusive upon all Participants, beneficiaries and other persons.

(b)  Any Participant claiming a benefit, requesting an interpretation or ruling, or requesting information, under the Plan, shall present the request in writing to the Plan Administrator. The Plan Administrator shall respond in writing as soon as practicable. If the claim or request is denied, the written notice of denial shall state the following:

            (i)  The reasons for denial, with specific reference to the Plan provisions upon which the denial is based;
            (ii)  A description of any additional material or information required and an explanation of why it is necessary; and
            (iii) An explanation of the Plan's review procedure.

(c) The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days. Any person whose claim or request is denied, or who has not received a response within 30 days, may request review by notice in writing to the Plan Administrator.

(d) The original decision shall be reviewed by the Plan Administrator, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing. The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be extended to 120 days. The decision on review shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

SECTION VIII - AMENDMENT OR TERMINATION

(a)  The Bank intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Bank, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution or such later date as the resolution may expressly state.

(b)  No amendment or termination of the Plan shall (i) directly or indirectly deprive any current or former Participant or his beneficiaries of all or any portion of his Accounts as determined as of the effective date of such amendment or termination, or (ii) directly or indirectly reduce the balance of any Account held hereunder as of the effective date of such amendment or termination. No additional Retainers or Meeting Fees shall be credited to the Accounts of Participants after termination of the Plan, but the Bank shall continue to credit earnings, gains and losses to Accounts pursuant to Section V until the balances of such Accounts have been fully distributed to Participants or their beneficiaries.

SECTION IX - GENERAL PROVISIONS

(a)  The Plan at all times shall be unfunded. However, the Bank may, but shall not be required to, segregate assets in trusts or otherwise, for the payment of benefits under the Plan. The right of a Participant or his beneficiary to receive a benefit hereunder shall be an unsecured claim against the general assets of the Bank, and neither the Participant nor a beneficiary shall have any rights in or against any specific assets of the Bank. All amounts credited to Accounts shall constitute general assets of the Bank and be subject to the claims of the general creditors of the Bank.

(b)  Nothing contained in the Plan shall constitute a guaranty by the Bank, the Committee, the Plan Administrator, or any other person or entity, that the assets of the Bank will be sufficient to pay any benefit hereunder. No Participant or beneficiary shall have any right to receive a distribution under the Plan except in accordance with the terms of the Plan.

(c)  Establishment of the Plan shall not be construed to give any Participant the right to be retained as a member of the Board.

(d)  No interest of any person or entity in, or right to receive a distribution under, the Plan, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

(e)  The Plan shall be construed and administered under the laws of the State of South Carolina, except to the extent preempted by federal law.

(f)  If any person entitled to a payment under the Plan is deemed by the Bank to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Bank may provide for such payment or any part thereof to be made to any other person or institution that is contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Bank, the Committee, the Plan Administrator and the Plan therefore.

(g)  The Plan shall be continued, following a transfer or sale of assets of the Bank, or following the merger or consolidation of the Bank into or with any other corporation or entity, by the transferee, purchaser or successor entity, unless the Plan has been terminated by the Bank pursuant to the provisions of Section VIII prior to the effective date of such transaction.

(h)  Each Participant or beneficiary shall keep the Plan Administrator informed of his current address. The Plan Administrator shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan Administrator within three years after the date on which payment of the Participant's benefits under the Plan may first be made, payment may be made as though the Participant had died at the end of the three year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of a
Participant, the Plan Administrator is unable to locate any beneficiary of the Participant, then the Bank shall have no further obligation to pay any benefit hereunder to such Participant, or beneficiary or any other person and such benefit shall be forfeited. If such
Participant, or his beneficiary or any other person, subsequently makes a valid claim for distribution of the amount forfeited, such amount, without gains or earnings thereon that arise after the date on which payment of the Participant's benefits under the Plan may first be made, shall be distributed to such Participant or his beneficiary or such other person pursuant to Section VI.

(i)  Notwithstanding any of the preceding provisions of the Plan, none of: (1) the Bank, (2) any member of the Committee, (3) any Plan Administrator or (4) any individual acting as an employee or agent of the Bank, the Committee or the Plan Administrator, shall be liable to any Participant, former Participant, or any beneficiary or other person for any claim, loss, liability or expense incurred by such Participant, or beneficiary or other person in connection with the Plan.

(j)  Any notice under the Plan shall be in writing, or by electronic means, and shall be received when actually delivered, or mailed postage paid as first class United States Mail. Notices shall be directed to the Bank at its principal business office at 520 Gervais Street, Columbia, SC, 29201 (or as updated by written notification by the Plan Administrator), to a Non-Employee Director at the address stated in his Deferral Election Form or as updated by written notification to the Plan Administrator, and to a beneficiary entitled to benefits at the address stated in the Participant's Designated Beneficiary Form, or to such other addresses any party may specify by notice to the other parties.

IN WITNESS WHEREOF, the amended and restated Plan has been executed on behalf of the Bank on this 16th day of November, 2006 to be effective as of January 1, 2005.

 SOUTH CAROLINA BANK AND TRUST

BY: /s/ Richard C. Mathis

Title: Chief Financial Officer